Exhibit 99.1

GREENLIGHT RE REPORTS PRELIMINARY
 THIRD QUARTER 2008 RESULTS

GRAND CAYMAN, Cayman Islands (October 1, 2008) - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced its preliminary financial results for the third quarter of fiscal year 2008. The Company expects a net loss per share for the third quarter in the range of $3.30 – $3.45.  The Company expects to report fully diluted book value per share as of September 30, 2008 in the range of $14.05 – $14.20.

Greenlight Re’s investment return for the month ended September 30, 2008 was -11.5%.  For the quarter ended September 30, 2008 the investment return was -15.9%. The year to date investment return is -12.9%.  As of September 30, 2008, the largest disclosed long positions in the Company’s investment portfolio are Arkema, Criteria Caixa Corp, Dr. Pepper Snapple Group, Helix Energy Solutions Group Corp and Osterreichische Post AG.   Greenlight Re posts its monthly investment results on its web site (www.greenlightre.ky) before the start of trading on the first business day of each month.

“While our underwriting portfolio continues to perform well, this has been an extraordinarily difficult investment period,” said David Einhorn, Chairman of the Board of Directors of Greenlight Re.   “While we believe short term investment results could continue to be challenged, we expect the current dislocations will create good opportunities and remain optimistic about our current portfolio.”

Greenlight Re has reviewed its exposure to specific situations that have created concerns in the financial markets.  As of September 30, 2008, the Company does not have any material exposure to securities issued by American International Group, Fannie Mae, Freddy Mac, Lehman Brothers Holdings, Wachovia Corp or Washington Mutual.

Greenlight Re also announced that based on preliminary estimates of claims for hurricanes Gustav and Ike, the Company does not expect to experience any losses from these events.

“Due to the relatively soft reinsurance market conditions, we still have a significant amount of capacity,” said Len Goldberg, Chief Executive Officer of Greenlight Re. “With hurricanes Ike, Gustav and the other events roiling the insurance industry, we feel we have the expertise and are well positioned to take advantage of the market dislocations that arise.”

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a specialty property and casualty reinsurance company based in the Cayman Islands.  The Company provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re’s assets are managed according to a value-oriented equity-focused strategy that complements the Company’s business goal of long-term growth in book value per share.

Contact:
Alex Stanton
Stanton Crenshaw Communications
(212) 780-1900
alex@stantoncrenshaw.com